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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Osage Systems Group, Inc. on Form S-3 of our report dated March 24, 1997. We understand that certain presentations have been restated for purposes of this Registration Statement to be consistent with successor auditor's presentation.

We also consent to the reference to us under the heading "Experts" in such prospectus.



/s/ Pearce, Gray & Rudd
PEARCE, GRAY & RUDD, CPAs
Mesa, Arizona



June 25, 1999